As filed with the Securities and Exchange Commission on March 28, 2023

Registration No. 333-263234

Registration No. 333-249457

Registration No. 333-231629

Registration No. 333-216170

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration No. 333-263234

Form S-8 Registration No. 333-249457

Form S-8 Registration No. 333-231629

Form S-8 Registration No. 333-216170

UNDER

THE SECURITIES ACT OF 1933

OBSEVA SA

(Exact name of Registrant as specified in its charter)

Switzerland	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Chemin des Aulx, 12

1228 Plan-les-Ouates

Geneva, Switzerland

Tel: +41 22 552 38 40

(Address and telephone number, including area code of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

Tel: (212) 947-7200

(Name, address, including zip code, and telephone number, of agent for service)

Copies to:

Divakar Gupta

Ryan Sansom

Cooley LLP

55 Hudson Yards

New York, New York 10001

Tel: (212) 479-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by ObsEva SA (the “Registrant”):

•

Registration Statement No.  333-263234, filed with the SEC on March 2, 2022, pertaining to the registration of 4,753,671 common shares of the Registrant reserved for future issuance under the 2017 Equity Incentive Plan, as amended (the “Plan”);

•	Registration Statement No. 333-249457, filed with the SEC on October 13, 2020, pertaining to the registration of 3,204,124 common shares of the Registrant reserved for future issuance under the Plan;

•	Registration Statement No. 333-231629, filed with the SEC on May 21, 2019, pertaining to the registration of 1,749,995 common shares of the Registrant reserved for future issuance under the Plan; and

•	Registration Statement No. 333-216170, filed with the SEC on February 22, 2017, pertaining to the registration of 4,172,623 common shares of the Registrant reserved for future issuance under the Plan.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. Note that the numbers of securities listed above do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Geneva, Switzerland, on March 28, 2023.

OBSEVA SA

By:	/s/ Will Brown
Will Brown, Interim Chief Executive Officer and Chief Financial Officer

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of ObsEva SA, has signed this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 on March 28, 2023.

Authorized U.S. Representative – Cogency Global Inc.

By:	/s/ Colleen A. DeVries
Name: Colleen A. DeVries
Title: Senior Vice-President on behalf of Cogency Global Inc.